Exhibit 99.1

Boston Private Financial Holdings, Inc. Announces Pricing of Public Offering of Depositary Shares Representing Interests in Preferred Stock

Boston, MA – April 17, 2013 — Boston Private Financial Holdings, Inc. (NASDAQ: BPFH) (the “Company” or “BPFH”) today announced the pricing of a public offering of 2,000,000 depositary shares ($50 million of aggregate public offering price), each representing a 1/40th interest in a share of its 6.95% Non-Cumulative Perpetual Preferred Stock, Series D, par value $1.00 per share, with a liquidation amount of $1,000 per share (equivalent to $25 per depositary share) (the “Series D Preferred Stock”).

Dividends will accrue and be payable quarterly in arrears on the liquidation amount of $1,000 per share of Series D Preferred Stock at a rate of 6.95% per annum, from and including the date of original issuance, only when, as, and if declared by the board of directors of BPFH (or a duly authorized committee of the board) and to the extent BPFH has legally available funds to pay dividends. The offering is expected to close on or about April 24, 2013, subject to customary closing conditions.

BPFH expects to use the net proceeds of this offering to repurchase all of the outstanding shares of its Series B Non-Cumulative Perpetual Contingent Convertible Preferred Stock held by an investment fund managed by The Carlyle Group under a share repurchase agreement BPFH announced on April 16, 2013.

Goldman, Sachs & Co. and Keefe, Bruyette & Woods, Inc. are serving as joint book-running managers. Jefferies & Company, Inc. is serving as lead manager.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy any security, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

This offering will be made only by means of a prospectus supplement and accompanying base prospectus. BPFH has filed a registration statement (including a base prospectus) and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission for the offering which this communication relates, and will file a final prospectus supplement related to the offering. Copies of the final prospectus supplement and the accompanying base prospectus for the offering, when available, may be obtained from Goldman, Sachs & Co. at Prospectus Department, 200 West Street, New York, New York 10282 or by telephone: 1-866-471-2526 or by facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com, or from Keefe, Bruyette & Woods, Inc., at 787 Seventh Avenue, 4th Floor, New York, New York 10019 (Attention: Capital Markets) or by telephone: (800) 966-1559.

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Boston Private Financial Holdings

Boston Private Financial Holdings, Inc. is a national financial services organization with Wealth Management and Private Banking affiliates in Boston, New York, Los Angeles, San Francisco and Seattle. The Company has a $6 billion Private Banking balance sheet, and manages $20 billion of client assets.

The Company positions its affiliates to serve the high net worth marketplace with high quality products and services of unique appeal to private clients. The Company also provides strategic oversight and access to resources, both financial and intellectual, to support affiliate management, marketing, compliance and legal activities. (NASDAQ: BPFH)

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. These statements include, among others, statements regarding our strategy, the effectiveness of our investment programs, evaluations of future interest rate trends and liquidity, expectations as to growth in assets, deposits and results of operations, receipt of regulatory approval for pending acquisitions, success of acquisitions, future operations, market position, financial position, and prospects, plans and objectives of management. You should not place undue reliance on our forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they are subject to significant risks, uncertainties and other factors which are, in some cases, beyond the Company’s control. Forward-looking statements are based on the current assumptions and beliefs of management and are only expectations of future results. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among other factors, changes in assumptions or unanticipated factors adversely affecting the timing, among other matters, of expenses or cost savings relating to or resulting from the consolidation of the Company’s banking subsidiaries; adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s private banking, investment management and wealth advisory activities; changes in interest rates; competitive pressures from other financial institutions; the effects of a continuing deterioration in general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay our loans; changes in loan defaults and charge-off rates; changes in the value of securities in the Company’s investment portfolio, changes in loan default and charge-off rates, the adequacy of loan loss reserves, decreases in deposit levels necessitating increased borrowing to fund loans and investments; changes in government regulation; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; the risk that the Company’s deferred tax asset may not be realized; risks related to the identification and implementation of acquisitions; changes in assumptions used in making such forward-looking statements; and the other risks and uncertainties detailed in the Company’s Annual Report on Form 10-K and updated by the Company’s Quarterly Reports on Form 10-Q; and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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CONTACT:

Jeanne Hess

Vice President, Investor Relations

(617) 912-3798

jhess@bostonprivate.com